FOR IMMEDIATE RELEASE

RailAmerica Announces Agreement to Acquire Three Alabama Railroads

JACKSONVILLE, FL, April 11, 2011 – RailAmerica, Inc. (NYSE: RA) announced today that it has signed an agreement to acquire the assets of three short-line freight railroads in the state of Alabama for a total purchase price of $12.7 million. The transaction is expected to close in the second quarter of 2011 and is subject to customary closing conditions including regulatory approvals. The three railroads, known individually as the Three Notch Railroad (THNR), the Wiregrass Central Railroad (WGCR), and the Conecuh Valley Railroad (COEH), are currently owned by affiliates of Gulf and Ohio Railways, Inc.

The Three Notch Railroad includes 35 miles of track connecting Georgiana and Andalusia, Ala.; the Wiregrass Central Railroad is a 20-mile railroad that runs between Waterford and Enterprise, Ala.; and the Conecuh Valley Railroad is a 15-mile railroad linking Troy and Goshen, Ala. Each of the three lines interchanges with CSX Transportation and serves customers shipping primarily agricultural and manufactured products. Collectively, the three lines hauled approximately six-thousand carloads of freight during the fiscal year ended 2010.

RailAmerica President and CEO John Giles said, “We are pleased to add these high-quality assets to our existing Alabama rail franchise. Collectively, the railroads have a solid customer base as well as a number of opportunities for further growth. Additionally, the railroads are clustered in close proximity to our existing Alabama operations, which we expect to create significant operating efficiencies. We look forward to partnering with new and existing customers on the line and with the local community to continue growing business on these lines.”

Mr. Giles concluded, “We continue to have a strong balance sheet to take advantage of acquisitions that complement our core business. We approach this process with a disciplined focus on investment criteria designed to generate attractive returns and operational synergies.”

For the next twelve months, RailAmerica anticipates these railroads will generate approximately $3.7 million in revenue, $1.2 million in operating income and $0.7 million in depreciation and amortization. RailAmerica intends to use cash on hand to finance the purchase.

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,300 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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